UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

METROPCS COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On April 17, 2013, MetroPCS Communications, Inc. issued a press release announcing that two leading proxy advisory firms reversed their prior recommendations and now recommend that MetroPCS stockholders vote “FOR” the proposals in connection with the proposed combination with T-Mobile USA, Inc. A copy of the press release is included below.

Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

Two Leading Proxy Advisory Firms Recommend MetroPCS Stockholders Vote 'FOR' Proposed Combination with T-Mobile USA; Revise Previous Recommendations

DALLAS, April 17, 2013 -- MetroPCS Communications, Inc. (NYSE: PCS; "MetroPCS" or the "Company") today announced that Institutional Shareholder Services (“ISS”), and Glass Lewis & Co. (“Glass Lewis”), two leading independent proxy voting and corporate governance advisory firms, have reversed their prior recommendations in light of the amendment to certain terms of the business combination agreement, dated October 3, 2012, as amended, with, among others, Deutsche Telekom AG (“DT”), to combine MetroPCS with T-Mobile USA (“T-Mobile”) (the “amendment”). ISS and Glass Lewis are now recommending that MetroPCS stockholders vote FOR the proposed combination.

In its revised recommendation issued on April 17, 2013, ISS stated[1]:

•	“In light of the improved terms of the merger agreement, which have enhanced the economic value PCS shareholders will receive in this merger, ISS' vote recommendations have changed.”

•
“Given the reduced debt load that will be carried by the new company and the resulting appropriate equity split granted to PCS shareholders, and the increased commitment to the combined company exhibited by DT's extension of the lockup period, support FOR the merger is warranted.”

In its revised recommendation issued on April 16, 2013, Glass Lewis stated1:

•
“[We] believe Deutsche Telekom's revised offer adequately resolves the prior concerns that we and MetroPCS shareholders had voiced regarding the proposed merger with T-Mobile. By reducing the combined company's debt and interest payments following the merger, MetroPCS shareholders stand to realize greater value in the transaction from their implicitly larger and more valuable equity stake in the combined company.”

•
“Moreover, we note that the revised offer represents Deutsche Telekom's "best and final" offer and now likely represents the best alternative available to MetroPCS at this time. In our view, the implied merger valuation for MetroPCS shareholders now falls within the acceptable range and the strategic merits of the combination make for a compelling deal for MetroPCS shareholders. Based on these factors, along with the unanimous support of the board, we believe the proposed transaction is in the best interests of shareholders.”

Roger D. Linquist, Chairman and Chief Executive Officer of MetroPCS, said “We are pleased that both ISS and Glass Lewis recognize the enhanced stockholder value and compelling benefits created by the amended terms of the proposed combination of MetroPCS and T-Mobile. We look forward to delivering to our stockholders the significant value we expect the proposed combination with T-Mobile will generate.”

As previously announced, in light of the amendment, MetroPCS has rescheduled its Special Meeting of stockholders to vote on matters relating to the proposed combination of MetroPCS with T-Mobile to April 24, 2013. The record date for the Special Meeting has not changed, and MetroPCS stockholders of record as of the close of business on March 11, 2013, are entitled to vote at the Special Meeting.

Stockholders who previously submitted voted “FOR” the proposed combination on the GREEN proxy card to not need to do anything. Valid proxies that have already been submitted prior to the originally scheduled April 12, 2013 Special Meeting will continue to be valid unless properly changed or revoked prior to the vote being taken at the rescheduled Special Meeting.

MetroPCS stockholders that previously voted against the proposed combination may still change their vote and the MetroPCS board encourages stockholders to do so. A later-dated vote cast via the Internet, by telephone or a later-dated signed GREEN

[1]	Permission to use quotations neither sought nor obtained.

proxy card voting “FOR” the proposed combination on the GREEN proxy card, or a vote at the meeting, will cancel any previous vote, including any votes cast on the white proxy card. For MetroPCS stockholders that previously voted “FOR” the proposed combination on the GREEN proxy card, those votes will still be counted at the Special Meeting and no additional action is required. MetroPCS stockholders that previously voted on a white proxy card should recast their vote on a GREEN proxy card.

Stockholders who have not voted are strongly encouraged to do so prior to 11:59 p.m. Eastern Time on April 23, 2013. MetroPCS asks that stockholders please vote “FOR” the proposals by telephone, Internet, mail or in person according to the instructions on the GREEN proxy card, and below.

•
Telephone. Call toll free: 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Stockholders must have their control number in hand. Follow the instructions provided.

•	Internet. Log onto the website: www.voteproxy.com. Stockholders must have their control number in hand. Follow the instructions provided.

•	Mail. To vote your shares, please sign, date and return the enclosed GREEN proxy card.

•
In person. For stockholders who wish to vote in person, the MetroPCS Special Meeting of stockholders will be held on April 24, 2013, at 8:00 a.m. local time, at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082.

The failure to vote or an abstention has the same effect as a vote against the proposed combination. Because some of the proposals required to close the proposed combination require at least an affirmative vote of a majority of all outstanding shares, every vote is important. If the proposed combination is not approved, there can be no assurance that MetroPCS will be able to deliver the same or better stockholder value as a stand-alone wireless company in the future

If stockholders have any questions or need assistance with voting your GREEN proxy card, please contact our proxy solicitor, MacKenzie Partners, at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of December 31, 2012, MetroPCS had approximately 8.9 million subscribers. For more information please visit www.metropcs.com.

Additional Information and Where to Find It

This document relates to a proposed transaction between MetroPCS and Deutsche Telekom. In connection with the proposed transaction, MetroPCS has filed with the Securities and Exchange Commission (the “SEC”) an amended definitive proxy statement and a supplement to the amended definitive proxy statement (collectively, the “proxy statement”). Security holders are urged to read carefully the proxy statement and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed transaction. All documents are, and when filed will be, available free of charge at the SEC's website (www.sec.gov). You may also obtain these documents by contacting MetroPCS' Investor Relations department at 214-570-4641, or via e-mail at investor_relations@metropcs.com. This communication does not constitute a solicitation of any vote or approval.

Participants in the Solicitation

MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information about MetroPCS' directors and executive officers is available in MetroPCS' annual report on Form 10-K, filed with the SEC on March 1, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the proxy statement carefully before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this document that are not statements of historical fact, and statements about our beliefs, opinions, projections, strategies, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions. These forward-looking statements include, among others, statements about the benefits of the proposed combination, the amendment, the revised terms of the proposed combination, the prospects, value and value creation capability of the combined company and MetroPCS on a stand-alone basis, projected valuation and valuation modeling, the value created by the amendment, the positioning of the combined company and MetroPCS stand-alone versus its competitors, compelling terms and nature of the proposed combination, benefits to MetroPCS customers, value of the proposed combination to MetroPCS stockholders, future MetroPCS stock prices, “projected financing costs and terms, the projected future interest rates, credit ratings and fees associated with any financings, the success of the combined company, and other statements regarding the combined company's strategies, prospects, projected results, plans, or future performance.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required stockholder approvals, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in MetroPCS' annual report on Form 10-K, filed March 1, 2013, and other filings with the SEC available at the SEC's website (www.sec.gov). The results for any prior period may not be indicative of results for any future period.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements. MetroPCS, Deutsche Telekom and T-Mobile do not undertake a duty to update any forward-looking statement to reflect events after the date of this document, except as required by law.